Agreement

This Agreement is made on the day and place mentioned below, between **877543 Ontario Limited** having its corporate office at R. R. 3 Caledon East Ontario Canada, hereinafter referred to as **COMPANY** of the **ONE PART**:

AND

R Three Technologies Inc., having its offices at 16775 Humber Station Rd. Caledon Ontario Canada hereinafter referred to as **LICENSEE** of the **OTHER PART**, and shall include associates of **LICENSEE**, directors, partners or employees of **LICENSEE**.

1. WHEREAS the **COMPANY** is possessed of experience, expertise, infrastructure and skill in areas relating to a proprietary process for recycling asphalt shingles, otherwise destined for already over-crowded landfills, into interlocking asphalt bricks with a variety of commercial applications including: patios, driveways, walkways and other applications.

2. WHEREAS **LICENSEE** is possessed of experience, expertise and skill in business development, production, sales and support activities and in the course of its business accepts to promote, facilitate, and develop areas of business opportunities utilizing the technology of the **COMPANY**.

3. Both the parties have hereby agreed to associate together for the purpose of doing business and for mutual benefit, and in this regard enter into this agreement and further agree to keep this agreement confidential.

4. The **COMPANY** agrees to have **LICENSEE** as its exclusive, sole and principal **Strategic Relationships and Production and Marketing Facilitator**, to source business for the **technology,** and to market the technology and the products from the technology on a worldwide basis.

5. Rights and Responsibilities of COMPANY

a. The **COMPANY** warrants that it has the right to appoint **LICENSEE** to promote the product, and also warrants that this will not be in violation of any agreement that it has entered into with any other party and indemnifies **LICENSEE** on any such conflict coming to light.

b. The **COMPANY** also warrants that it has the regulatory clearances and the Intellectual Property Rights / copyrights in respect of the technology that is sought to be exploited and promoted by **LICENSEE.**

d. The **COMPANY** shall act as a consultant with consulting fee of $150 per hour to key people of **LICENSEE** in the manner in which to manufacture market and develop the **COMPANY's** products in the appropriate way to the prospective clients.

e. The **COMPANY** shall keep **LICENSEE** informed of any modifications, version changes, updates and basic price revisions that have taken place since the signing of this agreement and shall provide **LICENSEE** with all relevant information relating to the same.

g. The **COMPANY** is not responsible for the acts of **LICENSEE** and **LICENSEE** indemnifies the **COMPANY** in respect of

COMPANY's products;

False representations of the facts and figures about the **COMPANY** to the prospective client /client;

COMPANY.

6. Rights and Responsibilities of LICENSEE

a. **LICENSEE** shall be responsible for all sales and business development activities with all prospective clients.

b. **LICENSEE** shall be responsible for all pricing proposals and invoicing.

c. **LICENSEE** is not responsible for the act(s) of the **COMPANY** and the **COMPANY** indemnifies **LICENSEE** in respect of

COMPANY if **LICENSEE** has made the same on the basis of the written communications from the **COMPANY** to **LICENSEE**.

COMPANY to the prospective client/ client if **LICENSEE** has made the same on the basis of the written communications from the **COMPANY** to **LICENSEE**.

COMPANY if **LICENSEE** has made the same on the basis of the written communications from the **COMPANY** to **LICENSEE**.

7. Exclusivity

The exclusivity offered to **LICENSEE** relates only to the territories listed in Item 4. Similarly, **LICENSEE** reserves the right to conduct any other development or marketing activity provided it is not in direct conflict with those of the **COMPANY**.

8. Agreements with the prospective clients

The prospective client and the **LICENSEE** shall be responsible for convincing each other on the technical capabilities, the operational procedures, products, the commercial terms etc., and **COMPANY** shall facilitate the process for the same.

9. Compensation to COMPANY:

9.1. The **LICENSEE** agrees to compensate **COMPANY** by agreeing to pay to **COMPANY** a license fee of US $ 300,000 per Year as soon as the first plant is operational or Royalty equal to 5% of net sales from products utilizing the technology. On sub-licensing contracts where the **LICENSEE** has sublicensed the technology to a third party the same fee will be due to **COMPANY.** On outright sale of the technology **COMPANY** and **LICENSEE** will negotiate the fee prior to any such sale (and failing to agree will subject the dispute to binding arbitration in Toronto).

9.2. The license fee or Royalty are payable to **COMPANY** on a quarterly basis within 60 days of the end of the quarter.

9.3 All payments that have to be made by the **LICENSEE** to **COMPANY** shall be after deduction of taxes and levies imposed by the government from time to time.

10. Currency
The currency of payments by the **LICENSEE** to **COMPANY** shall be in US dollars.

11. Validity of the agreement
The validity of the agreement is for a period of twenty (99) years renewable for a further period as could be mutually agreeable. This agreement can be terminated by either of the parties by giving the other party ONE (1) year prior notice for such termination but only if there is a breach of the covenants outlined in this agreement.

12. Legal Jurisdiction
The Legal Jurisdiction shall be the Courts in Toronto, Ontario, Canada. In case of dispute each party agrees to resolve the problems on an amicable basis, failing which each party may appoint a mutually acceptable arbitrator or have an arbitrator appointed by the local Chamber of Commerce (Board of Trade).

13. Entire Agreement. This Agreement is the final, complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges prior discussions between the Parties hereto, whether written or oral. No modification of or amendment to this Agreement, nor any waiver of each Party's rights under this Agreement, will be effective unless in writing signed by the Party to be charged.

14. Severability and Reformation. If any provision of this Agreement is held to be unenforceable as written, the remainder of this Agreement shall be enforced as written, and the unenforceable provision shall be modified to the limited extent required to permit its enforcement in the manner most closely approximating the intention of the Parties as expressed herein.

15. Successors and Assigns. This Agreement will be binding upon the Party's heirs, executors, administrators, successors, assigns, and other legal representatives and will be for the benefit of the other Party, its subsidiaries and affiliates, and their respective successors and assigns.

Both the parties having understood the contents of the agreement have set their hands on the day and place against each other's name.

COMPANY
Stan Kolaric
R 3 Technologies Inc.

S. Kolaric
____
Name:
Title : PRESIDENT
Date : OCTOBER 29 2007
Place : TORONTO

LICENSEE
Mary Kolaric
877543 Ontario Limited

M. Kolaric
____
Name:
Title : PRESIDENT
Date : October 29 2007
Place : Toronto

WITNESSES:

____

Viki ___________________________